Cathay General Bancorp Announces the Appointment of a New Director

LOS ANGELES, Nov. 18, 2011 /PRNewswire/ -- Cathay General Bancorp (the "Company," NASDAQ: CATY), the holding company for Cathay Bank (the "Bank"), announced today that its board of directors has appointed Ms. Jane Jelenko to serve as a director of both Cathay General Bancorp and Cathay Bank. Ms. Jelenko will begin serving as a Class III director effective January 2, 2012, and will be eligible for re-election at the 2014 annual meeting of stockholders of the Company.

Ms. Jane Jelenko was a partner and a board member at KPMG, a worldwide audit, tax, and advisory services firm, where she served for 25 years in various capacities. She became the first woman consulting partner at KPMG in 1983. At KPMG, she served as the National Industry Director for its Banking and Finance group, served on the firm's Board of Directors, as well as served as the leader for the firm's Banking and Investment Services Consulting group.

She has also served on the Countrywide Bank board (Audit and Operations Committees), the Los Angeles Area Chamber of Commerce Executive Committee, and the Organization of Women Executives board. Ms. Jelenko currently serves as a board member at the Sun America Funds, and on non-profit boards, including the Music Center of Los Angeles County, Gabriella Education Foundation, and the Constitutional Rights Foundation (emeritus).

"On behalf of the board of directors, I welcome Ms. Jelenko to Cathay," said Mr. Dunson K. Cheng, Chairman of the Board, President, and CEO. "Ms. Jelenko brings with her valuable skills and diverse experience in the areas of finance and accounting, which should enhance our board's capacity to guide the Company's future growth and development."

Upon the effective date of this new appointment, Cathay General Bancorp will have 12 directors, 7 of whom will be considered to be independent.

ABOUT CATHAY GENERAL BANCORP

Cathay General Bancorp is the holding company for Cathay Bank, a California state-chartered bank. Founded in 1962, Cathay Bank offers a wide range of financial services. Cathay Bank currently operates 31 branches in California, eight branches in New York State, one in Massachusetts, two in Texas, three in Washington State, three in the Chicago, Illinois area, one in New Jersey, one in Hong Kong, and a representative office in Shanghai and in Taipei. Cathay Bank's website is found at http://www.cathaybank.com. Cathay General Bancorp's website is found at http://www.cathaygeneralbancorp.com.

FORWARD-LOOKING STATEMENTS AND OTHER NOTICES

Statements made in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the applicable provisions of the Private Securities Litigation Reform Act of 1995 regarding management's beliefs, projections, and assumptions concerning future results and events. These forward-looking statements may include, but are not limited to, such words as "aims," "anticipates," "believes," "could," "estimates," "expects," "hopes," "intends," "may," "plans," "projects," "seeks," "shall," "should," "will," "predicts," "potential," "continue," and variations of these words and similar expressions. Forward-looking statements are based on estimates, beliefs, projections, and assumptions of management and are not guarantees of future performance. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. Such risks and uncertainties and other factors include, but are not limited to, adverse developments or conditions related to or arising from: U.S. and international economic and market conditions; market disruption and volatility; current and potential future supervisory action by bank supervisory authorities and changes in laws and regulations, or their interpretations; restrictions on dividends and other distributions by laws and regulations and by our regulators and our capital structure; credit losses and deterioration in asset or credit quality; availability of capital; potential goodwill impairment; liquidity risk; fluctuations in interest rates; past and future acquisitions; inflation and deflation; success of expansion, if any, of our business in new markets; the soundness of other financial institutions; real estate market conditions; our ability to compete with competitors; increased costs of compliance and other risks associated with changes in regulations and the current regulatory environment, including the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), the potential for substantial changes in the legal, regulatory, and enforcement framework and oversight applicable to financial institutions in reaction to adverse financial market events of recent years, including changes pursuant to the Dodd-Frank Act; the short term and long term impact of the Basel II and the proposed Basel III capital standards of the Basel Committee; our ability to retain key personnel; successful management of reputational risk; natural disasters and geopolitical events; general economic or business conditions in California, Asia, and other regions where Cathay Bank has operations; restrictions on compensation paid to our executives as a result of our participation in the TARP Capital Purchase Program; our ability to adapt our information technology systems; and changes in accounting standards or tax laws and regulations.

These and other factors are further described in Cathay General Bancorp's Annual Report on Form 10-K for the year ended December 31, 2010 (Item 1A in particular), other reports filed with the Securities and Exchange Commission ("SEC"), and other filings Cathay General Bancorp makes with the SEC from time to time. Actual results in any future period may also vary from the past results discussed in this press release. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements, which speak to the date of this press release. Cathay General Bancorp has no intention and undertakes no obligation to update any forward-looking statement or to publicly announce any revision of any forward-looking statement to reflect future developments or events, except as required by law.

Cathay General Bancorp's filings with the SEC are available at the website maintained by the SEC at http://www.sec.gov, or by request directed to Cathay General Bancorp, 9650 Flair Drive, El Monte, California 91731, Attention: Investor Relations (626) 279-3286.

CONTACT: Heng W. Chen, +1-626-279-3652